EXHIBIT 99.1

Palatin Announces Exercise of Warrants for Approximately $6.1 Million Gross Proceeds

CRANBURY, N.J., June 21, 2024 /PRNewswire/ — Palatin Technologies, Inc. (NYSE American: PTN) (“Palatin” or the “Company”), a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor system, today announced that it has entered into a warrant inducement agreement with an institutional investor to exercise certain outstanding warrants that the Company issued in November 2022 and October 2023 totaling 3,233,277 shares of the Company’s common stock for gross proceeds of approximately $6.1 million.

Pursuant to the warrant inducement agreement, the investor has agreed to exercise November 2022 outstanding warrants to purchase an aggregate of 1,818,812 shares of the Company's common stock and has agreed to exercise October 2023 outstanding warrants to purchase an aggregate of 1,415,095 shares of the Company’s common stock, both sets at an amended exercise price of $1.88 per share. In consideration for the immediate exercise of the warrants, the Company also agreed to issue the investor unregistered Series A warrants to purchase an aggregate of 2,727,273 shares of the Company's common stock, and Series B warrants to purchase an aggregate of 2,122,642 shares of the Company’s common stock. The Series A and B warrants will each have an exercise price of $1.88 per share and will expire on the five-year anniversary of the closing date. The Series A warrants and 498,441 of the Series B warrants are exercisable immediately, with 1,624,201 shares of common stock underlying the Series B warrants exercisable beginning on the effective date of stockholder approval and will expire on the five-year anniversary from the date of stockholder approval.

The transaction is expected to close on or about June 24, 2024, subject to the satisfaction of customary closing conditions. The Company intends to use the net proceeds from the exercise of warrants for working capital and general corporate purposes.

The Series A and B warrants described above are being issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Regulation D promulgated thereunder and, along with the shares of common stock underlying such warrants, have not been registered under the Securities Act, or applicable state securities laws.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities in this offering, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Palatin

Palatin is a biopharmaceutical company developing first-in-class medicines based on molecules that modulate the activity of the melanocortin receptor systems, with targeted, receptor-specific product candidates for the treatment of diseases with significant unmet medical need and commercial potential. Palatin’s strategy is to develop products and then form marketing collaborations with industry leaders to maximize their commercial potential. For additional information regarding Palatin, please visit Palatin’s website at www.Palatin.com and follow Palatin on Twitter at @PalatinTech.

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Forward-looking Statements

Statements in this press release that are not historical facts, including statements related to the timing and completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of proceeds therefrom, are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and as that term is defined in the Private Securities Litigation Reform Act of 1995. Palatin intends that such forward-looking statements be subject to the safe harbors created thereby. Forward-looking statements reflect the Company’s current views with respect to future events and are based on assumptions and subject to known and unknown risks and uncertainties, which change over time, and other factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, without limitation, market and other conditions,; the anticipated use of proceeds from the offering; results of clinical trials; regulatory actions by the FDA and other regulatory and the need for regulatory approvals; Palatin’s ability to fund development of its technology and establish and successfully complete clinical trials; the length of time and cost required to complete clinical trials and submit applications for regulatory approvals; products developed by competing pharmaceutical, biopharmaceutical and biotechnology companies; commercial acceptance of Palatin’s products; and other factors discussed in Palatin’s periodic filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release. The Company assumes no obligation to update any written or oral forward-looking statement, whether as a result of new information, future events or otherwise unless required by law.

Investor Inquiries:	Media Inquiries:
Stephen T. Wills, CPA, MST	Paul Arndt, MBA, LifeSci Advisors
CFO/COO (609) 495-2200	Managing Director (646) 597-6992
Info@Palatin.com	Paul@LifeSciAdvisors.com

Palatin Technologies® is a registered trademark of Palatin Technologies, Inc.

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